Exhibit 21.1

Subsidiaries of the Registrant

Gymboree Manufacturing, Inc., a California corporation.
Gym-mark, Inc., a California corporation.
The Gymboree Stores, Inc., a California corporation.
Gymboree Retail Stores, Inc., a California corporation.
Gymboree Logistics Partnership, a California General partnership, wholly owned by The Gymboree Stores, Inc. and Gymboree Retail Stores, Inc.
Gymboree Play Program, Inc., a California corporation.
Gymboree Operations, Inc., a California corporation.
Gymboree, Inc., a Canadian and Delaware corporation.
Gymboree Japan K.K., a Japanese corporation.
Gymboree Industries Holdings Ltd., a Republic of Ireland Limited Company.
Gymboree Industries Ltd., a Republic of Ireland Limited Company, wholly owned by Gymboree Industries Holdings Ltd.
Gymboree Ireland Leasing Ltd., a Republic of Ireland Limited Company.
Gymboree of Ireland, Ltd., a Republic of Ireland Limited Company.
Gymboree U.K. Leasing Ltd., a United Kingdom Limited Company.
Gymboree U.K. Ltd., a United Kingdom Limited Company.